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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Government Properties Trust, Inc. (the "Company") pertaining to the Company's 2003 Equity Incentive Plan (Form S-8 No. 333-113151) of our report dated March 2, 2004 (except for the last paragraph of Note 10, as to which the date is March 4, 2004) with respect to the consolidated financial statements and schedule of Governmental Properties Trust, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.


Chicago, Illinois                                          /s/ Ernst & Young LLP
March 24, 2004